Exhibit 10.1

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PHOTOVOLTAIC MODULE SUPPLY AGREEMENT

This Photovoltaic Module Supply Agreement (together with all schedules hereto, the “Agreement”) is made and entered into as of September 21st, 2009 (the “Effective Date”) by and between:

ASCENT SOLAR TECHNOLOGIES, INC. (“Ascent”), a company incorporated under the laws of the state of Delaware, and

TurtleEnergy LLC, (“Buyer”), a company duly incorporated under the laws of the State of New Jersey.

RECITALS

A. Ascent is engaged in the business of manufacturing and selling photovoltaic modules (“PV Modules”).

B. Buyer is in the business of designing, manufacturing and selling a broad range of “sustainable energy” products including those incorporating PV Modules.

C. Ascent desires to sell to Buyer, and Buyer desires to purchase from Ascent, PV Modules on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

1. Product Sales and Purchases

1.1 The description and specifications for the PV Modules to be sold and purchased under this Agreement are set forth on the PV Module Specification Sheet(s) attached as Schedule A. Ascent or TurtleEnergy may from time to time modify the description or specifications of the PV Modules, upon ninety (90) days prior written notice to Buyer and vice versa to manufacturer.

1.2 The tentatively projected quantities and prices for the PV Modules to be sold and purchased under this Agreement for the following five (5) calendar years are set forth on Schedule B.

1.3 Buyer shall issue orders (“Orders”) on a rolling ninety (90) day basis for PV Modules to be supplied. The Order will be deemed accepted by Ascent unless written notice otherwise is provided to Buyer within fifteen (15) days of receipt of the Order.

1.4 Ascent shall not assume any obligation under this Agreement to provide quantities in excess of the quantity specified on an accepted Order.

1.5 In the event of any conflict between the terms of an Order and this Agreement, the terms of this Agreement shall prevail.

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2. Price; Purchase Orders; Taxes

The prices for PV Modules sold under a purchase order(s) “Purchase Order(s)” issued by Buyer shall be on a per-Watt basis and are set forth on Schedule B. In the event of any conflict between the terms of a Purchase Order and this Agreement, the terms of this Agreement shall prevail. Buyer shall be solely responsible for any taxes applicable to the purchase of PV Modules under this Agreement (excluding Ascent’s income taxes, which shall be borne solely by Ascent).

3. Shipments

Unless the parties mutually agree to other shipping terms on the applicable Purchase Order, the parties agree that Ascent shall ship the PV Modules to Buyer from Ascent’s designated manufacturing facilities.

4. Packaging and Shipping

All PV Modules shall be packaged, marked, and otherwise prepared in accordance with good commercial practices to reduce the risk of damage and in accordance with all applicable state and local packaging and transportation laws and regulations. An itemized packing list shall accompany each shipment. Ascent shall bear all costs associated with packaging and storing the PV Modules prior to shipping. Buyer shall bear all costs of shipping the PV Modules.

5. Risk of Loss; Title

Risk of loss and title to the PV Modules shall pass to Buyer upon delivery to carrier of Buyer’s choice at Ascent’s manufacturing facilities. The sale of PV Modules is final upon title transfer, and there are no post-sale obligations retained by Ascent other than pursuant to Ascent’s warranty obligations set forth on Schedule C. Without limiting the generality of the foregoing, Buyer specifically acknowledges that (a) there are no rights of return or refunds regarding the PV Modules, (b) Buyer is solely responsible for providing adequate insurance for the PV Modules after risk of loss transfers, and (c) Ascent has no obligation for installation or other post-sale obligations relating to the sale of the PV Modules, in each case except as explicitly provided in Ascent’s warranty obligations set forth on Schedule C.

6. Invoicing

After each shipment pursuant to this Agreement, Ascent shall send a separate invoice, including item numbers. Subject to the foregoing, Buyer shall pay Ascent all invoiced amounts within thirty (30) calendar days of the shipment date of the PV Modules from Ascent to Buyer (“Payment Due Date”). Buyer agrees to pay interest on any overdue invoice amounts at a rate of one-and-one-half percent (1.5%) per month or the maximum interest rate permitted by law, whichever is lower.

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7. Warranties

All PV Modules covered by this Agreement will be warranted per the conditions of the relevant Ascent warranty statements set forth on Schedule C.

8. Intellectual Property Protections

Buyer acknowledges that any and all intellectual property rights in and in relation to Ascent’s PV Modules, including any customizations thereto, belong exclusively to Ascent and agrees not to challenge or harm in any way such intellectual property rights.

9. Confidential or Proprietary Information and Property

Both parties shall keep confidential and otherwise protect from disclosure all information and property obtained from the other party in connection with this Agreement unless otherwise expressly authorized herein or by the non-disclosing party in writing or unless otherwise required by applicable law, rule or regulation. Each party shall use such information and property, and the features thereof, only in its performance under this Agreement. Upon a party’s request, the other party shall return all such information and property to the requesting party or make such other disposition thereof as is directed by the requesting party. In all lower tier subcontracts and purchase orders issued by a party and involving subcontractor receipt of such information or property, such party shall provide the other party hereto the same rights and protections as contained in this Section 9.

10. Export Compliance

It is Ascent’s policy to comply fully with all economic sanctions and trade restrictions promulgated by the United States Government and the EU authorities. Buyer agrees to comply, in performing this Agreement, with all applicable laws, including, without limitation, all statutory and regulatory requirements under the export administration regulations (15 C.F.R. § 730 et seq.) administered by the U.S. Department of Commerce; the laws, regulations, and executive orders implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury; and equivalent laws within the EU community (including, but not limited to, the Regulation (EC) No. 1334/2000 relating to “the control of exports of dual use items and technology” as well as any subsequent or related regulation).

11. Infringement

Ascent shall defend, at its own expense, any suit or claim that may be instituted against Buyer for alleged infringement of patents, trade secrets, copyrights, or other intellectual property rights relating to the PV Modules, and Ascent shall indemnify Buyer for all costs and damages arising out of such alleged infringement, provided that: (i) Buyer gives Ascent reasonably prompt notice in writing of any such claim or action and permits Ascent, through its counsel of choice, to answer the charge of infringement and control the defense of such action; and (ii) Buyer provides Ascent information, assistance, and authority (at Ascent’s expense for reasonable out of pocket expenses incurred by Buyer in connection therewith) to enable Ascent to defend such claim or action. Ascent will have no liability under this Section 11 to the extent that infringement is attributable to (x) Buyer’s design and/or requirements placed upon Ascent or (y) Buyer’s modification or combination of one or more PV Modules with designs not supplied by Ascent.

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12. Change Orders

Neither party may, without the prior written approval of the other party within ninety (90) days prior to the shipping date, by a change order(s) (“Change Order(s)”), suspend performance of a Purchase Order in whole or in part, make changes in the quantities, shipping dates, method of shipment or packing or time or place of delivery of the PV Modules. Unless otherwise consented to in writing by the other party, any Change Orders shall not affect the obligations of the party requesting the Change Order to purchase the PV Modules.

13. Term; Termination

13.1 Term. Unless terminated earlier pursuant to this Section 13, the term of this Agreement shall commence as of the Effective Date and shall continue through December 31, 2014 (the “Term”).

13.2 Termination without Cause. Either party may terminate this Agreement without cause with ninety (90) days’ written notice to the other party.

13.3 Termination for Cause by Buyer. Buyer may terminate this Agreement for cause upon Ascent’s material breach of this Agreement, which breach remains uncured after ninety (90) days’ written notice to Ascent.

13.4 Termination for Cause by Ascent. Ascent may terminate this Agreement for cause:

(i) If Buyer materially breaches this Agreement, which breach remains uncured after ninety (90) days’ written notice to Buyer.

(ii) If there is a direct or indirect change in control of Buyer, the dissolution or merger (provided that the latter involves a change in control) of Buyer, or a substantial portion of the assets of Buyer is transferred to another person or entity, provided that such circumstances, in Ascent’s reasonable discretion, prejudice Buyer’s capacity to perform its obligations under this Agreement.

(iii) If Buyer enters into or proposes to enter into any composition or arrangement with its creditors or any procedure is commenced with a view to the winding up or Buyer is placed into or an order is made for receivership, or if financial difficulties prevent Buyer from normally complying with obligations arising under this Agreement, unless its obligations are sufficiently guaranteed.

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13.5 Survival. Sections 7 through 24 (except Section 12) shall survive any termination of this Agreement.

14. Waiver

14.1 The failure of any party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege granted to such party under this Agreement shall not be construed as waiving such provision or any other provision of this Agreement, and the same shall continue in full force and effect.

14.2 If any provision of this Agreement is found to be illegal or otherwise unenforceable by any court or other judicial or administrative body, the other provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

15. Applicable Law

The validity, performance, and construction of this Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts of laws principles. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

16. Jurisdiction and Venue

Ascent and Buyer agree that all actions arising under this Agreement or otherwise as a result of the relationship between Ascent and Buyer must be commenced before the courts of the State of Colorado, Denver County, unless otherwise chosen by Ascent, and Buyer irrevocably submits to the jurisdiction of these courts, or the other court chosen by Ascent, and waives any objection it might have to either the jurisdiction of or venue in these courts.

17. Assignment

17.1 Except as provided herein, no party shall assign this Agreement without the prior written consent of the other party hereto, and any purported assignment without such consent shall be deemed null and void.

17.2 Notwithstanding the foregoing, both parties shall be permitted to assign this Agreement in connection with a merger or sale of all or substantially all of their assets.

17.3 Buyer may assign a Purchase Order under this Agreement in favor of a third party before acceptance of the Purchase Order by Ascent subject to Ascent’s prior written consent and payment by Buyer or the assignee of the price of the PV Modules before shipping.

18. Publicity

No party shall make or authorize any news release, advertisement, or other disclosure that shall confirm the existence or convey any aspect of this Agreement without the prior written consent of the other party except as may be required to perform this Agreement or a Purchase Order, or as required by applicable law, rule, or regulation except on a need-to-know basis for the purpose of evaluating either party in conjunction with a sale or transfer of ownership.

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19. Complete Agreement; Modifications

19.1 This Agreement, including all Schedules, Purchase Orders, exhibits, and annexes hereto, contains the complete and entire agreement between the parties as to the subject matter hereof and replaces and supersedes any prior or contemporaneous communications, representations, or agreements, whether oral or written, with respect to the subject matter of this Agreement.

19.2 No modification of the Agreement shall be binding unless it is writing and signed by both parties.

20. Force Majeure

Notwithstanding anything to the contrary in this Agreement or any Schedule hereto, no party shall be considered in default of performance under this Agreement or a Purchase Order to the extent that performance of such obligations is delayed or prevented by reasons beyond the reasonable control of such party, including but not limited to fire, flood, hurricanes, earthquake or similar natural disasters, riot, war, terrorism, radical changes in government import/export regulations, labor strikes or civil strife.

21. Notices

All notices shall be delivered by fax, registered letter or courier or hand-delivered to the person below. Notice shall be effective upon receipt.

To Ascent:

Attn:

12300 N. Grant Street

Thornton, CO 80241-3120

Phone: (720) 872-5000

Fax: (720) 872-5077

E-mail:

Cc:

Gary Gatchell, CFO

12300 N. Grant Street

Thornton, CO 80241-3120

Phone: (720) 872-5000

Fax: (720) 872-5077

E-mail: ggatchell@ascentsolar.com

To Buyer: John Millard TurtleEnergy LLC 1900 Lower Road Linden, NJ 07036

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22. Limitation of Liability

Except as otherwise expressly stated herein and subject to mandatory limitations under applicable law, in no event shall any party hereto be liable to any other party hereto or any third party for any indirect, consequential, incidental, punitive or special damages whatsoever, without regard to cause or theory of liability (including, without limitation, damages incurred by such other party or such third party for loss of business profits or revenue, business interruption, loss of business information or other pecuniary loss) arising out of this Agreement.

23. Schedules

The following Schedules are an integral and essential part of the Agreement:

A:	PV Module Specification Sheet(s)

B:	PV Module Quantities and Pricing

C:	Limited Warranty for PV Modules

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.

Ascent:

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Gary Gatchell
Printed Name: Gary Gatchell

Buyer:

TURTLEENERGY LLC

By:	/s/ John Berry Millard
Printed Name: John Berry Millard

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SCHEDULE A

Specification Sheets to be Provided by Ascent Solar

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SCHEDULE B

PV MODULE QUANTITIES AND PRICING

Planned Shipments 2010 Single 5 meter *** per watt STC

2010 per month
Product	January	February	March	April and Beyond
5 meter single wide, 120 watts STC each	10 KW	25 KW	50 KW	222 KW

Annual Order

Per Month Quantities Double Wide 5 meter

	2011		2012		2013		2014
Product	QTY	Price	QTY	Price	QTY	Price	QTY	Price
5 Meter double wide	417 KW	***	833 KW	***	2,000 KW	***	2,222 KW	***

Price per Watt is based upon Standard Test Conditions (STC), KW is 1,000 watts STC. Modules certified to IEC 61646 and UL 1703 to 600 volts. First months of 2010 pending certification.

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SCHEDULE C

LIMITED WARRANTY FOR PV MODULES

1. Limited Product Warranty

Ascent Solar Technologies, Inc. (“Ascent”) warrants that its photovoltaic modules (“PV Modules”) sold pursuant to the Photovoltaic Module Supply Agreement as to which this document serves as Schedule C (the “Agreement”) will be free from material defects in materials and workmanship under normal application, use, installation, operation and service for a period of five (5) years from the date of sale to the end user customer (“Customer”) that purchases PV Modules from Ascent directly or from an authorized channel partner, installer or original equipment manufacturer. If the PV Modules do not conform to the foregoing Limited Product Warranty, Ascent will, at its sole option, either repair or replace the PV Modules, or refund a prorated portion of the purchase price paid by the Customer. If replaced or repaired, the replacement or repaired PV Modules will be covered by this Limited Product Warranty for the remainder of the returned PV Modules’ Limited Product Warranty period. This Limited Product Warranty does not warrant a specific power output, which is exclusively covered under the Limited Power Output Warranty set forth in Section 2 below.

2. Limited Power Output Warranty

Ascent additionally warrants that the PV Modules shall (i) during the first twenty (20) years from the date of sale, produce at least eighty percent (80%) of the minimum power output rating, where the minimum power output rating is the rated power minus the applicable tolerance, as specified in the PV Module Specification Sheet(s) attached as Schedule A to the Agreement. Power output shall be determined by Ascent and measured under Standard Test Conditions (“STC”) using a method, measurement equipment, and laboratory acceptable to Ascent. This Limited Power Output Warranty applies only to PV Modules installed, operated, and serviced according to Ascent documentation and only if the lost power is due to a material defect in material or workmanship. If the PV Modules do not conform to the foregoing Limited Power Output Warranty, Ascent will, at its option, (i) repair or replace the PV Modules, (ii) provide supplemental PV Modules to meet the minimum power output, or (iii) refund a prorated portion of the purchase price commensurate with the lost power, as reasonably determined by Ascent.

3. Limitation of Remedies

THE REMEDIES SET FORTH ABOVE ARE THE EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY BY ASCENT. The sole purpose of these exclusive remedies is to provide for the repair, replacement, or supplementation of PV Modules, or refund of a portion of the applicable purchase price, in the event of a breach of warranty at Ascent’s option. This exclusive remedy shall not be deemed to have failed its essential purpose so long as Ascent is willing and able to replace or repair the nonconforming PV Modules, provide supplemental PV Modules, or provide a refund for such PV Modules as described under the terms of the foregoing limited warranties. This warranty is in lieu of all other warranties. Ascent’s failure to enforce any of the terms or conditions of warranty in this Schedule C will be not construed as a waiver of that provision or any other terms and conditions of these warranties.

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4. Effectivity, Registration, Transfer

The warranties in this Schedule C are only effective if the PV Modules were purchased directly from Ascent or from an authorized channel partner, installer or original equipment manufacturer, the PV Modules were installed in an approved application in accordance with Ascent documentation, and the installation was registered at www.ascentsolar.com. The warranties in this Schedule C are transferable to an assignee only when the PV Modules remain installed in the original location. Transferred warranties shall remain in effect for the time period remaining in the term of the respective original limited warranties.

5. Warranty Exclusions

The warranties do not apply to any damage, malfunctions, or failures of PV Modules which, in the judgment of Ascent, have been subject to:

a. misuse, abuse, neglect, alteration, accident, vandalism, or excessive wear and tear;

b. improper or inadequate installation, application, maintenance or cleaning, or failure to otherwise use reasonable care in maintaining the PV Modules;

c. negligence in use, storage, transportation, or handling;

d. installations not in conformance with Ascent specifications, installation manuals, operation manuals, and maintenance instructions;

e. application to substrates or materials that have not been approved by Ascent;

f. damage or corrosion caused by substrates, roofing materials, or their properties, such as corrosion resistance, thermal expansion and contraction, and water sealing properties;

g. lack of compliance with applicable codes;

h. repair by anyone other than Ascent or an Ascent-approved repair technician;

i. power failure, power surges, lightning, fire, falling objects, flood, insect or animal damage, or other events or accidents outside Ascent’s reasonable control;

j. altered, removed, or illegible PV Modules serial number(s);

k. damage due to water pooling on the PV Modules surface or any evidence thereof; or

l. damage or corrosion due to environmental pollution, such as soot, chemical vapors, acid rain, or salt water.

The warranties do not cover any transportation costs for return of PV Modules or for reshipment of any repaired PV Modules, costs associated with installation, removal or reinstallation of PV Modules, or costs associated with any other system components or parts other than the PV Modules.

6. Warranty Limitations

EXCEPT AS EXPRESSLY SET FORTH IN THIS SCHEDULE C, ASCENT MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. TO THE

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FULLEST EXTENT PERMITTED BY LAW, UNDER NO CIRCUMSTANCES WILL ASCENT BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF USE, OR LOSS OF REVENUES ARISING DIRECTLY OR INDIRECTLY FROM THE SALE OR USE OF ANY PRODUCTS (INCLUDING PV MODULES), WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF ASCENT FOR NONCONFORMING PRODUCTS EXCEED THE PURCHASE PRICE PAID TO ASCENT FOR THE PARTICULAR PV PRODUCT INVOLVED. THE RIGHTS AND LIMITATIONS IN THIS DOCUMENT MAY NOT AFFECT LEGAL RIGHTS EXISTING UNDER MANDATORY APPLICABLE LAWS.

7. Return Policy, Contact Information

A Customer seeking to make a claim covered by this Schedule C must immediately notify the party who sold the PV Modules, or an authorized Ascent representative, or Ascent directly at www.ascentsolar.com. Warranty claims must be submitted to Ascent with a description of the claimed defect, the PV Modules’ serial numbers, and evidence indicating the purchase date. Ascent will not accept the return of any PV Modules unless it has given prior written authorization in the form of a validly issued return material authorization. In the event that a claimed defect is denied and the PV Modules have been shipped to Ascent for evaluation of the claimed defect, Ascent is not responsible for the packaging and transportation costs, if any, to return the PV Modules.

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